UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

GOLDEN GRAIN ENERGY, L.L.C.

(Exact name of small business issuer as specified in its charter)

Iowa	333-101441	02-0575361
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14542 240TH STREET, MASON CITY, IOWA 50401

(Address of principal executive offices)

(641) 423-8525

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to a notice dated April 18, 2005, Fagen, Inc. removed Matt Sederstrom as a member of our board of directors and appointed Steve Sukup as his successor effective April 18, 2005.  Mr. Sederstrom’s removal and Mr. Sukup’s appointment occurred in accordance with Fagen, Inc.’s rights as a Class A member under our Operating Agreement.  Any Class A member who holds one million (1,000,000) or more Class A units is entitled to appoint one (1) director.   A director appointed by a Class A member may be removed for any reason by the Class A member appointing him or her upon written notice to our board of directors, which notice may designate and appoint a successor director to fill the vacancy.

Mr. Sukup is not presently serving on any board of directors’ committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date:	April 20, 2005	/s/ Walter Wendland
Walter Wendland, President